EXHIBIT 5.1
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                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                                Boston, MA 02110


                                                                November 5, 2004

DSL.net, Inc.
545 Long Wharf Drive, Fifth Floor
New Haven, Connecticut 06511


     Re:  Registration Statement on Form S-3 relating to up to 18,459,864
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          shares of Common Stock
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Dear Sir or Madam:

     Reference is made to the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed by DSL.net, Inc. (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of up to 18,459,864 shares of common stock, par value $0.0005 per share, of the Company, consisting of 17,138,293 shares of common stock issuable upon conversion of principal and interest due on a certain Minimum Borrowing Note issued by the Company to Laurus Master Fund, Ltd. on August 31, 2004 (the "Common Shares") and an additional 1,321,571 shares of common stock issuable upon exercise of warrants to purchase such shares of common stock (the "Warrant Shares").

     We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Common Shares and the Warrant Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

     Based on the foregoing, we are of the opinion that the Common Shares, when issued, will be validly issued, fully paid and nonassessable and the Warrant Shares, when the exercise price therefor has been paid in full in accordance with the terms and conditions set forth in the respective warrants pursuant to which the Warrant Shares are to be issued, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.


                                             Very truly yours,


                                             /s/ Testa, Hurwitz & Thibeault, LLP
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                                             TESTA, HURWITZ & THIBEAULT, LLP